Exhibit 99.1

Cerner Reports First Quarter 2014 Results
Strong Bookings and Revenue

KANSAS CITY, Mo. - April 24, 2014 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2014 first quarter that ended March 29, 2014, delivering strong levels of bookings and revenue performance.

Bookings in the first quarter of 2014 were $910.2 million, an all-time high for a first quarter and an increase of 14 percent compared to first quarter 2013 bookings of $801.6 million.

First quarter revenue was $784.8 million, an increase of 15 percent compared to $680.0 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2014 net earnings were $119.5 million and diluted earnings per share were $0.34. First quarter 2013 GAAP net earnings were $110.0 million and diluted earnings per share were $0.31.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 28, 2013.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for first quarter 2014 were $129.1 million, an increase of 10 percent compared to $116.9 million of adjusted net earnings in the first quarter of 2013. Adjusted diluted earnings per share were $0.37 in the first quarter of 2014 compared to $0.33 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for first quarter 2014 adjusted diluted earnings per share was $0.37.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

First quarter 2014 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced first quarter 2014 net earnings and diluted earnings per share by $9.6 million and $0.03, respectively. First quarter 2013 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced net earnings and diluted earnings per share by $6.9 million and $0.02, respectively.

Other 2014 First Quarter Highlights:

▪	First quarter cash collections of $867.7 million and operating cash flow of $155.8 million.

▪
First quarter free cash flow of $41.6 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	First quarter days sales outstanding of 66 days, which is down from 69 days in the year-ago quarter.

▪	Total backlog of $9.24 billion, up 22 percent over the year-ago quarter. This was comprised of $8.45 billion of contract backlog and $795.9 million of support and maintenance backlog.

“Our solid first quarter results represent a good start to the year,” said Neal Patterson, Cerner chairman, CEO and co-founder. “In addition to good financial results, we made strides in innovation. Cerner is focused on defining the next generation of the electronic medical record, which will go beyond orders and documentation and become an interactive medium that enables providers to practice medicine at a higher standard. This is important work as we prepare our clients for the upcoming era of population health management, when they will have to manage both health and care.”

Future Period Guidance
Cerner currently expects:

▪	Second quarter 2014 revenue between $790 million and $830 million.

▪	Full year 2014 revenue between $3.25 billion and $3.4 billion, which is up from a prior range of $3.2 billion to $3.4 billion.

▪	Second quarter 2014 adjusted diluted earnings per share before share based compensation expense between $0.39 and $0.40.

▪	Full year 2014 adjusted diluted earnings per share before share based compensation expense between $1.63 and $1.67, which is up from a prior range of $1.62 to $1.67.

▪	Second quarter 2014 new business bookings between $1 billion and $1.06 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the second quarter of 2014 and between $0.11 and $0.12 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on April 24. The dial-in number for the conference call is (617)-614-3451; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 7:30 p.m. CT, April 24 through 11:59 p.m. CT, April 28. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 87514059.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 14,000 facilities around the world, including more than 3,000 hospitals; 4,900 physician practices; 60,000 physicians; 590 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 3,500 extended care facilities; 150 employer sites and 1,790 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “guidance”, “expects”, “will” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations;

the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kate O'Neill Rauber, (816) 888-2880, c_oneillrauber.kate@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 29, 2014 and March 30, 2013
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2014 (1)	2013 (1)
Revenues
System sales	$206,687	$198,902
Support, maintenance and services	557,429	466,556
Reimbursed travel	20,645	14,571
Total revenues	784,761	680,029

Margin
System sales	141,574	117,419
Support, maintenance and services	514,088	435,381
Total margin	655,662	552,800

Operating expenses
Sales and client service	330,901	267,356
Software development	91,545	81,063
General and administrative	55,213	47,812
Total operating expenses	477,659	396,231

Operating earnings	178,003	156,569

Other income, net	2,990	3,044

Earnings before income taxes	180,993	159,613
Income taxes	(61,467)	(49,573)
Net earnings	$119,526	$110,040

Basic earnings per share	$0.35	$0.32

Basic weighted average shares outstanding	343,701	344,063

Diluted earnings per share	$0.34	$0.31

Diluted weighted average shares outstanding	352,230	352,825

Note 1: Operating expenses for the three months ended March 29, 2014 and March 30, 2013 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended
	2014	2013

Sales and client service	$7,218	$5,018
Software development	3,085	2,325
General and administrative	4,465	3,883
Total share-based compensation	14,768	11,226
Amount of related income tax benefit	(5,184)	(4,356)
Net impact on net earnings	$9,584	$6,870
Decrease to diluted earnings per share	$0.03	$0.02

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three months ended March 29, 2014 and March 30, 2013
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended
	2014	2013
Net Earnings
Net earnings (GAAP)	$119,526	$110,040
Share-based compensation expense	14,768	11,226
Income tax benefit of share-based compensation	(5,184)	(4,356)
Adjusted net earnings (non-GAAP)[2]	$129,110	$116,910

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended
	2014	2013
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.34	$0.31
Share-based compensation expense (net of tax)	0.03	0.02
Adjusted diluted earnings per share (non-GAAP)[2]	$0.37	$0.33

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended
	2014	2013
Cash flows from operating activities (GAAP)	$155,787	$213,648
Capital purchases	(69,661)	(49,451)
Capitalized software development costs	(44,544)	(34,334)
Free cash flow (non-GAAP)[3]	$41,582	$129,863

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 29, 2014 (unaudited) and December 28, 2013

(In thousands)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$219,928	$202,377
Short-term investments	811,327	677,004
Receivables, net	564,086	582,926
Inventory	28,257	32,299
Prepaid expenses and other	198,961	175,488
Deferred income taxes, net	92,622	91,614
Total current assets	1,915,181	1,761,708

Property and equipment, net	845,104	792,781
Software development costs, net	366,676	347,077
Goodwill	307,081	307,422
Intangible assets, net	138,696	144,132
Long-term investments	436,995	554,873
Other assets	181,615	190,371
Total assets	$4,191,348	$4,098,364

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$125,741	$145,019
Current installments of long-term debt and capital lease obligations	55,657	54,107
Deferred revenue	231,512	209,746
Accrued payroll and tax withholdings	123,242	147,986
Other accrued expenses	75,515	83,574
Total current liabilities	611,667	640,432

Long-term debt and capital lease obligations	104,827	111,717
Deferred income taxes and other liabilities	219,857	170,392
Deferred revenue	8,600	8,159
Total liabilities	944,951	930,700

Shareholders’ Equity:
Common stock	3,452	3,443
Additional paid-in capital	843,953	812,853
Retained earnings	2,512,574	2,393,048
Treasury stock	(103,277)	(28,251)
Accumulated other comprehensive loss, net	(10,305)	(13,429)
Total shareholders’ equity	3,246,397	3,167,664
Total liabilities and shareholders’ equity	$4,191,348	$4,098,364